LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

      Know all by these presents, that the undersigned hereby makes, constitutes and appoints
Paul L. Robinson, Andrea Mancuso and Jeanne E. Rouleau, or any one of them signing singly, the undersigned's true and lawful attorney-in-fact, with full power and authority to:
      (1)    prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission ("SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder as amended from time to time (the "Exchange Act");
      (2)    prepare, execute, deliver and file for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of HC2 Holdings, Inc. (the "Company"),
Forms 3, 4, and 5 in accordance with Section 16(a) of the Exchange Act;
      (3)    do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, including any electronic filing thereof, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority;
      (4)    seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and
      (5)    take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-
fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
      The undersigned acknowledges that the responsibility to file the Forms 3, 4 and 5 are the responsibility of the undersigned, and the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.  The undersigned further acknowledges and agrees that the attorneys-in-fact and the Company are relying on written and oral information provided by the undersigned to complete such forms and the undersigned is responsible for reviewing the completed forms prior to their filing.  The attorneys-in-fact and the Company are not responsible for any errors or omissions in such filings.  The attorneys-in-fact and the Company are not responsible for determining whether or not the transactions reported could be matched with any other transactions for the purpose of determining liability for short-swing profits under Section 16(b).
      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3rd day of November, 2016.

Signature:  /s/ Michael Sena
Print Name:  Michael Sena

STATE OF NEW YORK    )
COUNTY OF NEW YORK    )

      SWORN TO AND SUBSCRIBED BEFORE ME this 3rd day of November, 2016, by
Paul Voigt, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument.

/s/ Robyn B. Schneider
Notary Public  State of New York
NO. 01SC6331284
Qualified in Nassau County
My Commission Expires Oct 5, 2019